Rani Therapeutics Reports Second Quarter 2026 Financial Results; Provides Corporate Update

~ Continues to advance RT-114 in the clinic with first participants dosed in the Phase 1a expansion cohort; additional data expected by end of 2026~

~ Announced positive initial Phase 1a data for RT-114, with oral bioavailability achieving systemic exposure greater than 150% relative to matched subcutaneous dosing ~

~Completed a $20 million registered direct offering~

~ Expanded obesity pipeline through new research and development collaboration with PegBio to explore oral delivery of novel obesity and metabolic disease molecules using the RaniPill® platform ~

~ Appointed Nicholas Maestas as Chief Financial Officer and Michelle Gilson to Board of Directors ~

SAN JOSE, Calif., August 13, 2026 -- Rani Therapeutics Holdings, Inc. (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on oral delivery of biologics, today reported financial results for the second quarter ended June 30, 2026, and provided a corporate update.

“We made significant progress in the second quarter, as we continue to expand the RaniPill® oral delivery platform,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “We reported positive initial Phase 1a data for RT-114 showing oral bioavailability that exceeded matched subcutaneous dosing. These data are consistent with the bioavailability that we have seen in previous preclinical and clinical studies with the RaniPill. We have continued to advance the program in the clinic, with additional data from the dose expansion cohort expected by the end of 2026.”

“We also continued to expand our obesity franchise through a new collaboration with PegBio leveraging the RaniPill platform to explore the oral delivery of novel obesity and metabolic disease molecules across multiple mechanisms of action,” continued Imran. “I am also pleased to have welcomed Nicholas Maestas as our Chief Financial Officer and Michelle Gilson to our Board of Directors. Together, these clinical and corporate milestones, along with the completion of a $20 million registered direct offering, position Rani to make further progress in the development of the RaniPill as an oral delivery for biologic candidates.”

Rani also announced today that the first participants have been dosed in the Phase 1a study expansion cohort of RT-114, an orally administered RaniPill Capsule™ delivering PG-102, a

GLP-1/GLP-2 dual agonist being developed by ProGen Co., Ltd. The study was expanded to enroll fifteen additional healthy volunteers to provide a comprehensive pharmacokinetic dataset for the RaniPill® HC as Rani moves toward initiating a Phase 1b repeat-dose study in patients with obesity by the end of 2026, with data anticipated in 2027.

Recent Highlights:

•
Announced positive initial Phase 1a data for RT-114. In July 2026, Rani reported positive initial data from the ongoing Phase 1a study of RT-114 in healthy participants. The study is designed to evaluate the safety, tolerability, bioavailability, pharmacokinetics and pharmacodynamics of RT-114 relative to subcutaneous PG-102. In the single-dose, open-label Phase 1a portion of the study, 30 healthy volunteers were randomized to receive an identical 12 mg dose of PG-102, delivered either orally via RT-114 or by subcutaneous injection.

As reported in July, RT-114 achieved bioavailability greater than 150% relative to a matched subcutaneous dose of PG-102 and the elimination half-life was similar between the two arms of the study. The safety and tolerability profile of RT-114 is consistent with the GLP-1/GLP-2 agonist class. No serious adverse events were reported in either arm, and no adverse events were attributed to the RaniPill Capsule™ itself.

•
Announced a new research and development collaboration with PegBio. In July 2026, Rani entered into a collaboration with PegBio Co., Ltd. to explore oral delivery, via the RaniPill® platform, of multiple candidates from PegBio's obesity and metabolic disease pipeline, adding to Rani's obesity programs across differentiated mechanisms of action. Under the terms of the agreement, Rani and PegBio will collaborate on the preclinical development of RaniPill formulations for multiple molecules, with the goal of advancing the most promising candidates into clinical development.

•
Completed a $20.0 million registered direct offering. In May 2026, Rani priced a registered direct offering of stock, further strengthening the Company's cash position. The offering was led by a sovereign wealth fund, along with other new and existing healthcare-focused funds.

•
Appointed Nicholas Maestas as Chief Financial Officer. In June 2026, Rani announced the appointment of Nicholas Maestas as Chief Financial Officer. Mr. Maestas brings more than a decade of financial leadership experience at clinical-stage biotechnology companies, including prior CFO and corporate strategy roles.

•
Appointed Michelle Gilson to Board of Directors. In August 2026, Rani announced the appointment of Michelle Gilson to Rani’s Board of Directors, where she will serve as Chair of the Audit Committee.

Second Quarter 2026 Financial Results:

•
Cash, cash equivalents and marketable securities as of June 30, 2026 totaled $53.4 million, compared to $43.4 million as of March 31, 2026. Rani expects its cash, cash equivalents and marketable securities to be sufficient to fund its operations at least through 2027.

•
Contract revenue for the three months ended June 30, 2026 was $1.7 million, compared to no contract revenue for the same period in 2025. The increase of $1.7 million was primarily attributable to the collaboration and license agreement with Chugai.

•
Research and development expenses for the three months ended June 30, 2026 were $5.0 million, compared to $5.5 million for the same period in 2025. The decrease of $0.5 million was primarily attributable to lower compensation costs of $0.4 million and lower facilities, materials and supplies cost of $0.1 million.

•
General and administrative expenses for the three months ended June 30, 2026 were $5.5 million, compared to $5.0 million for the same period in 2025. The increase of $0.5 million was primarily attributed to higher compensation costs of $0.3 million, and an increase in third-party services of $0.2 million.

•
Net loss for the three months ended June 30, 2026 was $8.4 million, compared to $11.2 million for the same period in 2025, including stock-based compensation expense of $2.4 million and $3.3 million for the three months ended June 30, 2026 and June 30, 2025, respectively.

About Rani Therapeutics

Rani Therapeutics is a clinical-stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics and drugs. Rani has developed the RaniPill® Capsule™, a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics and drugs with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill® Capsule technology.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding: the anticipated timing and results of additional data from the Phase 1a expansion cohort of RT-114; timing of the expected initiation and completion of Phase 1b study; potential success of the collaboration between Rani and ProGen; potential of Rani’s RaniPill® platform to convert injectable biologics into oral therapies; the potential of the collaboration with PegBio to advance oral delivery candidates for obesity and metabolic disease into clinical development; and Rani’s expectation that its cash, cash equivalents and marketable securities will be sufficient to fund its operations at least through 2027. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “intend,” “potential,” “expect,” “toward,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general and the other risks described in Rani’s filings with the Securities and Exchange Commission, including Rani’s annual report on Form 10-K for the year ended December 31, 2025, and subsequent filings and reports by Rani. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,868	$18,618
Accounts receivable	2,042	2,042
Marketable securities	48,523	31,091
Prepaid expenses and other current assets	1,090	1,570
Total current assets	56,523	53,321
Property and equipment, net	525	736
Operating lease right-of-use asset	3,549	4,318
Other assets	246	246
Total assets	$60,843	$58,621
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,049	$309
Accrued expenses and other current liabilities	3,137	3,943
Current portion of deferred revenue	5,123	6,831
Current portion of operating lease liability	1,329	1,586
Total current liabilities	10,638	12,669
Long-term deferred revenue	—	1,708
Operating lease liability, less current portion	2,220	2,732
Total liabilities	12,858	17,109
Commitments and contingencies (Note 12)
Stockholders' equity:
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 112,499 and 97,622 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	11	9
Class B common stock, $0.0001 par value - 40,000 shares authorized; 23,970 and 23,970 issued and outstanding as of June 30, 2026 and December 31, 2025	2	2
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	186,255	165,578
Accumulated other comprehensive (loss)/gain	(30)	1
Accumulated deficit	(147,004)	(132,580)
Total stockholders' equity attributable to Rani Therapeutics Holdings, Inc.	39,234	33,010
Non-controlling interest	8,751	8,502
Total stockholders' equity	47,985	41,512
Total liabilities and stockholders' equity	$60,843	$58,621

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Contract revenue	$1,708	$—	$3,416	$172
Operating expenses
Research and development	5,017	5,505	10,178	12,075
General and administrative	5,519	5,000	10,405	10,615
Total operating expenses	$10,536	$10,505	$20,583	$22,690
Loss from operations	(8,828)	(10,505)	(17,167)	(22,518)
Other income (expense), net
Interest income and other, net	415	158	827	375
Interest expense and other, net	(8)	(877)	(96)	(1,819)
Net loss	$(8,421)	$(11,224)	$(16,436)	$(23,962)
Net loss attributable to non-controlling interest	(1,030)	(4,532)	(2,012)	(10,006)
Net loss attributable to Rani Therapeutics Holdings, Inc.	$(7,391)	$(6,692)	$(14,424)	$(13,956)
Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.04)	$(0.18)	$(0.08)	$(0.40)
Weighted-average Class A common shares outstanding—basic and diluted	187,168	36,542	180,038	34,999